Exhibit 3.2

                         VIRGINIA COMMERCE BANCORP, INC.
                                     BY-LAWS

                                    Article I
                            Meetings of Shareholders

         Section 1.1 Annual Meeting. The regular annual meeting of shareholders for the election of directors and for the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Company, or such other place as the Board of Directors may designate, each year on such day as the Board of Directors determines. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Company unless notice is waived by unanimous consent of all shareholders. If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner therein provided for the annual meeting.

         Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders shall be called for any purpose at any time by the Secretary at the request of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or a written request from three or more shareholders owning of record not less than 33 1/3% of the outstanding stock of the Company. Every such special meeting, unless otherwise provided by law, or waived by unanimous consent of all shareholders, shall be called by mailing, postage prepaid, not less than ten days prior to the dated fixed for such meeting, to each shareholder at his address appearing on the books of the Company a notice stating the time, place and purpose of the meeting.

         Section 1.3 Nominations for Director. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at the annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 1.4 Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary, a certificate under their hands, certifying the result thereof and names of the directors elected. The judges of an election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

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         Section  1.6  Quorum.  A majority  of the  outstanding  capital  stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

         Section 1.7 Presiding Officer and Secretary. The Board of Directors shall appoint, for every meeting of shareholders, the presiding officer for the meeting and the Secretary for the meeting.

         Section 1.8 Action by Shareholders. All action by shareholders of the Company's outstanding voting securities shall be taken at an annual or special meeting of the shareholders duly called as provided by statute, the Articles of Incorporation and the By-Laws. Shareholders of the Company shall not have the power to act by written consent.

         Section 1.9 Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall be authorized by a majority of the capital stock issued, outstanding and entitled to vote, unless otherwise required by law, by the Certificate of Incorporation or by these By-Laws.

         Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote on such matter.

                                   Article II
                                    Directors

         Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business affairs of the Company. Except as expressly limited by law, all corporate powers of the Company shall be vested in and may be exercised by said Board.

         Section 2.2 Number. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

         Section 2.3 Organization Meeting. The Secretary, upon receiving the certificate of the judges of the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Company or such other designated location for the purpose of organizing the new Board and electing and appointing officers of the Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 2.4 Regular Meetings. The Regular Meetings of the Board of Directors shall be held, without notice, on the fourth Wednesday each month (or such other day as the Board may be resolution determine) at the Main Office or such other designated location. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

         Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Company, or at the request of three (3) or more directors. Each member of the Board shall be given notice stating time and place, by telephone, telegram, facsimile, letter or in person, of each such special meeting, except that notice of such special meeting may be waived by an instrument signed by all of the directors before or after such special meeting and filed with the minutes of such meeting.

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         Section 2.6 Quorum.  A majority of the  directors  then in office shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice. If a quorum is present, action by a majority of those directors in attendance shall constitute action of the Board.

         Section 2.7 Written Consents and Telephonic Participation. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment. Participation in a meeting by communications means pursuant to this section shall constitute presence in person at such meeting.

         Section 2.8 Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the Commonwealth of Virginia, may appoint a director to fill such vacancy at any regular meeting of the board or at a special meeting called for that purpose, or if the directors remaining in office constitute less than a quorum, by the vote of a majority of the directors remaining in office, or by shareholders at a special meeting called for that purpose.

                                   Article III
                             Committees of the Board

         Section 3.1 Appointment and Powers. The Board of Directors may from time to time, by resolution passed by a majority of the Board, designate an executive committee and such other committee of committees as it may determine, each committee to consist of one or more directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in Virginia law. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any of such absent or disqualified member. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall constitute action of the committee. Each committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the Board.

                                   Article IV
                                    Officers

         Section 4.1 Officers. The officers of the bank, who shall be elected by the board of Directors, shall be a Chairman of the Board; a President; and one or more Vice Presidents who may have such designations, if any, as the Board of Directors may determine; and a Secretary. The Board of Directors from time to time may elect such other officers, or assistant officers, as the Board of Directors may from time to time deem necessary or appropriate. Any two or more of the foregoing offices may be held by the same person. The Chairman of the Board and President shall be chosen from among the Directors.

         Section 4.2 Term. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of shareholders, or until his respective successor has been elected and qualified, or until his earlier resignation or removal. Any officer may be removed from office at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer

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without cause shall be without prejudice to his contract rights, if any, but the election or appointment of an officer shall not of itself create contract rights.

         Section 4.3 Chairman of the Board. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have authority for the general supervision, management, and control of the business and affairs of the Company and shall perform all other duties and exercise all other powers as are incident to the office of Chairman of the Board and as may be prescribed by these By-Laws. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He may vote the stock or other securities of any other domestic or foreign corporation which may at any time be owned by the Company, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.4 President. The Board of Directors shall appoint one of its members to be President of the Company. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. The President shall see that the books, reports, statements and certificates required by Virginia law are properly kept, made and filed according to law.

         Section 4.5 Vice President. Each Vice President, including any designated as Executive Vice President by the Board of Directors in accordance with Section 4.1 of this Article IV, shall have such powers and shall perform such duties which are in the normal and usual business and affairs of the operating division or divisions or staff department, the operations for which he is responsible, including the authority to sign contracts and other agreements which are within the ordinary course of the business of such division or divisions or staff departments.

         Section 4.6 Other Officers. Subject to the authority of the President and the Board of Directors, the Secretary and any other officers appointed by the Board of Directors shall have such duties and responsibilities as shall from time to time be prescribed by the person who is such officer's immediate superior, including such duties and responsibilities as are usually performed by persons holding such corporate office.

                                    Article V
                          Stock and Stock Certificates

         Section 5.1 Transfers. Shares of stock shall be transferable on the books of the Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such.

         Section 5.2 Stock Certificates. Certificates of stock shall bear the signature of two officers designated by the Board of Directors and shall be signed manually or by facsimile process, and may bear the corporate seal or its facsimile. Each certificate shall recite on its face the name of the Company and that it is organized under the laws of the commonwealth of Virginia, the name of the person to whom issued; and the number and class of shares and the description of the series, if any, the Certificate represents.

         Section 5.3 Lost, Stolen or Destroyed Certificates. The Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

         Section 5.4 Shareholder Record Date. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

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conversion or exchange of stock,  or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

         If no record date is fixed by the Board of Directors, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the date on which notice is given, and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting to the extent permitted by Virginia law; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   Article VI
                                      Seal

         The President, the Secretary or any Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                 ( Impression )
                                     ( of )
                                    ( Seal )

                                   ARTICLE VII
                            Miscellaneous Provisions

         Sections 7.1 Fiscal Year. The Fiscal Year of the Company shall be the calendar year.

         Section 7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyance, transfers, satisfactions, declarations, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Company by the Chairman of the Board, or the President or any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Company in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provisions of these By-Laws.

         Section 7.3 Records. The Articles of Incorporation, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE VIII
                                     By-laws

         Section 8.1 Inspection. A copy of the By-laws, with all amendments thereof, shall at all times be kept in a convenient place at the Main Office of the Company, and shall be open for inspection to all shareholders, during banking hours.

         Section 8.2 Amendments. The By-laws may be amended, altered or repealed at any regular meeting of the

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Board of Directors, by a vote of a majority of the total number of directors, or at any special or annual meeting of stockholders, by a vote of a majority of the shares of the Company's capital stock issued, outstanding and entitled to vote.

         I certify that: (1) I am the duly constituted Secretary of Virginia Commerce Bancorp, Inc. and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing By-laws are the By-laws of said Company, and all of them are now lawfully in force and effect.

         IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and seal of the said Company, in the County of Arlington on this _____________ of ____________, 1999.


                                          --------------------------------------
                                          (Secretary)